                                                                   Exhibit 10.2


[CABOT MICROELECTRONICS LOGO]


               CABOT MICROELECTRONICS CORPORATION SECOND AMENDED
                    AND RESTATED 2000 EQUITY INCENTIVE PLAN
            NON-QUALIFIED STOCK OPTION GRANT AGREEMENT FOR DIRECTORS


[Grant Date]

[Director Name]
[Address]
[Address]

Dear [Director Name]:

The Board of Directors (the "Board") of Cabot Microelectronics Corporation (the "Company"), based on the recommendation of the Nominating and Corporate Governance Committee of the Board, has approved your (the "Participant's) participation in the Cabot Microelectronics Corporation Second Amended and Restated 2000 Equity Incentive Plan (the "Plan") in consideration of your [annual] service as a Director of the Company. A Non-qualified terms of the Plan and this Non-qualified Stock Option Agreement (the "Agreement"). A copy of the Plan is enclosed.

                                                NUMBER OF OPTION              EXERCISE PRICE         OPTIONEE ID
GRANTED TO          TYPE OF GRANT                SHARES GRANTED                  PER SHARE              NUMBER
-------------------------------------------------------------------------------------------------------------------
  [name]            Non-qualified             10,000 [annual grant]             $[xx.xx]              ___-__-___
                     Stock Option         15,000 [initial appt. grant]         [fmv on GD]
-------------------------------------------------------------------------------------------------------------------
                     GRANT DATE                   VESTING DATES               EXPIRATION DATE       GRANT NUMBER
-------------------------------------------------------------------------------------------------------------------
                    [date of grant             [for annual grant:          [10th anniv. of GD]       000000____
                         (GD)]                 25% 1st anniv. GD
                    [annual meeting            25% 2d anniv. GD
                        date for               25% 3d anniv. GD
                     annual grant]             25% 4th anniv. GD]
                    [appt. date for            [for initial grant:
                    initial grant]             33.3% GD
                                               33.3% 1st anniv. GD
                                               33.4% 2d anniv. GD]


This Agreement provides the Participant with the terms of the option (the "Option") granted to the Participant. The Option is not intended to qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code (the "Code"). The terms specified in this Agreement are governed by the provisions of the Plan, which are incorporated herein by reference. The Compensation Committee of the Board (the "Committee") has the exclusive authority to interpret and apply the Plan and this Agreement. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on all persons. To the extent that there is any conflict between the terms of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein will have the same meaning as under the Plan, unless stated otherwise.

In consideration of the foregoing and the mutual covenants hereinafter set forth, it is agreed by and between the Company and the Participant as follows:


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1.       Vesting and Exercise. The Award shall become vested and exercisable in accordance with the following table:


    INSTALLMENT                        VESTING DATE APPLICABLE TO INSTALLMENT
-----------------------------------------------------------------------------
[for annual grant:
        25%                                        1st anniv. GD
        25%                                         2d anniv. GD
        25%                                         3d anniv. GD
        25%                                        4th anniv. GD]
[for initial grant:
       33.3%                                             GD
       33.3%                                        1st anniv. GD
       33.4%                                        2d anniv. GD]
-----------------------------------------------------------------------------

         The Award will be fully vested and exercisable in the event of a Change in Control, as defined in the Plan. In the event of a Change in Control that constitutes a Covered Transaction (as defined in Section 7.3(c) of the Plan), the Committee may, in its sole discretion, terminate any or all outstanding options as of the effective date of the Covered Transaction; provided that the Committee may not terminate an Option outstanding under this Agreement earlier than 20 days following the later of (i) the date on which the Award became fully exercisable, and (ii) the date on which the Participant received written notice of the Covered Transaction.

         Unless otherwise provided in this Agreement or the Plan, if the date of Participant's termination of service as a Director of the Company precedes the relevant Vesting Date, an installment shall not vest on the otherwise applicable Vesting Date and all Options subject to such installment shall immediately terminate as of the date of such termination.

2. Termination/Cancellation/Rescission. The Company may terminate, cancel, rescind or recover an Award immediately under certain circumstances, including, but not limited to, the Participant's:

         (a) actions constituting Cause, as defined in the Plan, or the Company's By-laws or Articles of Incorporation, as applicable;

         (b) rendering of services for a competitor prior to, or within six (6) months after, the exercise of any Option;

         (c) unauthorized disclosure of any confidential/proprietary information of the Company to any third party;

         In the event of any such termination, cancellation, rescission or revocation, the Participant must return any Stock obtained by the Participant pursuant to the Award, or pay to the Company the amount of any gain realized on the sale of such Stock, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company. To the extent applicable, the purchase price for such Stock shall be returned to the Participant, including any withholding requirements.

3. Expiration. The Option, including vested Options, shall not be exercisable after the Company's close of business on the last business day that occurs on or prior to the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

         (a)      [ten year anniv. of GD];

         (b) If the Participant's termination of service as a Director of the Company occurs by reason of Cause, the date preceding the date of such termination;

         (c) If the Participant's termination of service as a Director of the Company is for any reason other than (b) above, all Options vested and exercisable as of the date of termination will remain exercisable until [ten year anniv. of GD]. In such case of termination of service as a Director of the Company occurring by reason of death or Disability, then any Options unvested prior to the date of such termination shall be fully vested and exercisable as of such date of termination. For purposes hereof, Disability shall have the meaning of permanent and total disability provided within the meaning of Section 22 (e)(3) of the Internal Revenue Code

         In the event that the Participant dies on or following the Participant's termination date and prior to the Expiration Date without having fully exercised the Participant's Options, then the authorized representative of the Participant's estate shall be entitled to exercise the Award within such limits specified in subparagraphs (a) or (c).

         To the extent that the Participant does not exercise the Option to the extent the Participant is entitled within the time specified in subparagraph (a) or (c) above, the Option shall immediately terminate.

4. Method of Option Exercise. Subject to the terms of this Agreement and the Plan, the Option may be exercised via a "cashless exercise", a "sell to cover" or an "exercise and hold" pursuant to Section 6.2 of the Plan according to an arrangement between a registered broker-dealer and the Participant, chosen by the Participant, that satisfies the terms of the Plan. Please refer to Section 6.2(d) of the Plan for additional information. The Option cannot be exercised if the Company determines that such exercise would violate applicable state or Federal laws or the rules and regulations of any securities exchange on which the Stock is traded.

5.       Taxes.

         (a) All deliveries and distributions under this Agreement are subject to all applicable taxes. As a Director of the Company, the Participant is subject to Section 16 (an "Insider"), of the Securities Exchange Act of 1934 ("Exchange Act"), as well as other relevant securities laws, and any surrender of previously owned shares to satisfy tax withholding obligations arising upon exercise of an Option, or a 'cashless exercise' must comply with the requirements of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), and other relevant law, regulations and Company guidelines.

         (b) If the Fair Market Value of a share of stock on the date the Participant exercises the Option is greater than the Exercise Price, the Participant will be taxed on the difference multiplied by the number of shares purchased with cash at the date of exercise. This income is taxed as ordinary income and subject to various taxes. The income will be reported to the Participant as part of the Participant's compensation on the Participant's annual Form 1099 issued by the Company.

         (c) If the Participant sells the shares acquired under the Option, a long-term or short-term capital gain or loss may also result depending on: (i) the Participant's holding period for the shares, and (ii) the difference between the Fair Market Value of the shares at the time of the sale and the Participant's tax basis in the shares. The holding period is determined from the date the Option is exercised. Under current law (______, 200_), the capital gain or loss is long term if the property is held for more than one year, and short term if the property is held for less than one year. If the Exercise Price of an Option is paid in cash, the tax basis of the shares thereby acquired is the sum of (i) the Exercise Price paid for the shares, and (ii) the ordinary income, if any, determined by the difference between the Fair Market Value of the shares when exercised and the Exercise Price.

         EACH PARTICIPANT IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, LOCAL AND OTHER TAX LAWS.

6. Transferability. The Option is not transferable other than: (a) by will or by the laws of descent and distribution; (b) pursuant to a domestic relations order; or (c) to members of the Participant's immediate family, to trusts solely for the benefit of such immediate family members or to partnerships in which family members and/or trusts are the only partners, all as provided under the terms of the Plan. After any such transfer, the Option shall remain subject to the terms of the Plan.

7.       Adjustment of Shares. In the event of any transaction described in
         Section 8.6 of the Plan, the terms of this Option (including, without limitation, the number and kind of shares subject to this Option and the Exercise Price) shall be adjusted as set forth in Section 8.6 of the Plan.

8. Not an Employment Contract; Shareholder Rights. The grant of an Option does not confer on the Participant any contractual employment or shareholder rights. The Participant will not have shareholder rights with respect to the shares subject to the Option until the Option is exercised and the shares are transferred on the books of the Company.

9. Severability. In the event that any provision of this Agreement is found to be invalid, illegal or incapable of being enforced by any court of competent jurisdiction for any reason, in whole or in part, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

10. Waiver. Failure to insist upon strict compliance with any of the terms and conditions of this Agreement or the Plan shall not be deemed a waiver of such term or condition.

11. Notices. Any notices provided for in this Agreement or the Plan must be in writing and hand delivered, sent by fax or overnight courier, or by postage paid first class mail. Notices are to be sent to the Participant at the address indicated by the Company's records and to the Company at its principal executive office.

12. Governing Law. This Agreement shall be construed under the laws of the State of Illinois.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date.

                       CABOT MICROELECTRONICS CORPORATION


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                                        /s/ William P. Noglows
                                        William P. Noglows
                                        Chairman and Chief Executive Officer